                                                                   EXHIBIT 99.10

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to being named as a proposed member of the Board of Directors of SunTrust Banks, Inc. (the "Registrant") in the Joint
Proxy Statement-Prospectus constituting part of the Registration Statement on
Form S-4 (File No. 333-116112), as amended, of the Registrant filed under the
Securities Act of 1933, as amended.

                                                 /s/ Thomas M. Garrott
                                                 ---------------------
                                                 Name:  Thomas M. Garrott
                                                 Date:  July 25, 2004